Exhibit 99.1

MDU Communications Announces Preliminary Fourth Quarter 2004 Results; Reports Significant Subscriber Growth and Increases in Backlog and Work in Progress

TOTOWA, NJ, November 12, 2004 - MDU Communications International, Inc. (OTCBB: MDTV), a leading end-to-end provider of DIRECTV® digital satellite television programming, high-speed Internet and other premium communication and information services to the residential multi-dwelling unit (“MDU”) market, today reports its preliminary fourth fiscal quarter results for the period ended September 30, 2004.

For the quarter ended September 30, 2004, the Company reports a total of 24,738 subscribers in approximately 300 properties as compared to 19,945 subscribers in 280 properties as of June 30, 2004. The Company reports a continued increase in the size of its backlog during the quarter. As of September 30, 2004, the Company’s backlog was in excess of 117,000 units in over 330 properties. The growth in backlog represents an increase of more than 30% over the third fiscal quarter and growth of more than 500% through the fiscal year. The Company reports work-in-progress ongoing in approximately 60 properties representing 20,330 units, an increase of 52% from the third quarter’s work-in-progress of 13,387 units.

The Company reports that on a preliminary basis revenue increased 24% for the quarter ended September 30, 2004 to $1,490,000, as compared to revenue of $1,193,746 in the third fiscal quarter. Revenue for the quarter would have increased by an additional approximately 20% had the Company realized the revenue from the “PCM” subscribers acquired in September for the full quarter, as compared to realizing revenue for less than one month of the quarter. Direct costs for the quarter were approximately $522,000 compared to $345,200 incurred during the previous fiscal quarter. Customer service and operations expenses for the quarter were $430,000 compared to the previous quarter of $301,279. These increases are attributable to the Company serving a larger subscriber base and adding resources to accommodate subscriber growth in the current and future quarters. In particular, the Company is ramping up operations to support a number of important deployment initiatives, including those related to military family communities previously announced on November 3rd and 11th. The Company incurred sales and marketing expenses of approximately $435,000 during the quarter, as compared to $228,304 in the previous quarter. This increase is the result of an aggressive plan by the Company to secure new relationships with owners and developers of large multi-family property portfolios in the Northeast, Southeast and Midwest. These relationships include the recently announced military family community initiatives. In addition, the Company is poised to launch a new DIRECTV® service offering specifically designed for what the Company believes is a high growth segment of the multi-family market. The increase in sales and marketing expenses is primarily a result of an acceleration in the conversion of backlog into subscribers and the addition of Regional Sales Directors and Account Executives in the Company’s three target markets that are dedicated to new business development, solicitation of property owners and managers and negotiation of access agreements. General and administrative expenses (net of approximately $447,000 in non-cash gains associated with the issuance of, and variable accounting for, options and warrants) were approximately $600,000 for the period, as compared to the previous quarter (net of non-cash charges) of $331,786. This increase is a result of one-time charges recognized in the quarter relating to the Company’s annual meeting and proxy distribution, year-end audit fees and legal, accounting and filing fees relating to the September 20, 2004 PCM acquisition. Depreciation expense for the quarter was approximately $515,000.

The Company reports a preliminary negative EBITDA estimate of $497,000 for the quarter ended September 30, 2004 (excluding non-cash charges associated with options and warrants). The Company expects its EBITDA to improve in the current quarter as revenues increase from a larger subscriber base and one-time charges are eliminated.

The Company reports a strong balance sheet as of September 30, 2004 with approximately $4,600,000 in cash and cash equivalents and total assets of approximately $15,700,000. As of September 30, 2004, the Company reports current liabilities of approximately $1,200,000 and long-term liabilities of $700,000, which consist primarily of deferred revenue of approximately $660,000 from activation fees received by the Company, but not yet recognized as revenue. The Company has no long-term debt obligations.

The Company’s business strategy is to focus on providing an end-to-end solution for the delivery of DIRECTV®, private cable and high-speed Internet services to the residential multi-dwelling unit market. In order to accomplish this goal, it has continued to add to its dedicated team of experienced professionals throughout the quarter. As of September 30, 2004, the Company had 64 full time employees, compared to 38 as of September 30, 2003.

During the fourth fiscal quarter, the Company achieved several important goals. First, it acquired the assets, including 3,150 subscribers, of PCM Acquisition Corp., the second of its planned acquisitions, and through this acquisition expanded into the Southeast multi-family market. By September 30, 2004, most of the assets and subscribers of PCM had been transitioned to the Company. The Company expects the transition to be complete by the end of November and is focusing on expanding its backlog and subscriber base in this market.

Second, the Company has continued to hire and develop the infrastructure necessary to achieve the subscriber growth it envisions. More specifically, the Company has assembled a team of experienced sales, operations and deployment professionals in each of its target markets with specific knowledge of the multi-family market in their respective areas.

Third, the Company continued to accelerate its deployment and achieved a significant increase in its organic subscriber growth (approximately 60%) when compared to the previous quarter. Additionally, the Company continued to develop and increase the size of its backlog and work-in-progress during the quarter. These initiatives should generate significant subscriber growth throughout fiscal 2005

The Company expects to file its annual report on Form 10-KSB for the year ending September 30, 2004 with the Securities and Exchange Commission on or before December 31, 2004.

About MDU: MDU Communications International, Inc. (OTCBB: MDTV) is a leading provider of premium communication/information services, including digital satellite television and high-speed (broadband) Internet services, exclusively to the United States multi-dwelling unit (MDU) marketplace - estimated to include 26 million residences. Through its wholly owned subsidiary, MDU Communications (USA) Inc., MDU Communications delivers DIRECTV® digital satellite television services and high-speed (broadband) Internet systems and is committed to delivering the next generation of interactive communication services to MDU residents. For additional information, please see www.mduc.com or contact Investor Relations.

“Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This release contains forward-looking statements relating to subscriber and revenue growth of the Company. Such statements involve risks and uncertainties which may cause results to differ materially from those set forth in these statements, including, but not limited to, efforts on behalf of the Company to raise additional funds, fluctuations in operating results and operating plans, deployment of new subscribers, closing of certain acquisitions, market forces, supplier negotiations and other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission, including, but not limited to, the Company’s 10-KSB for year ended September 30, 2003, amended on March 16, 2004, and incorporated herein by reference.

The Company’s filings, including current financial reports, can be accessed through the EDGAR database at www.sec.gov.